UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 1, 2020

Date of Report (date of earliest event reported)

MFA Financial, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Park Avenue, 20th Floor New York New York	10022
(Address of Principal Executive Offices)	(Zip Code)

 (212) 207-6400

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MFA	New York Stock Exchange
7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PB	New York Stock Exchange
6.50% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PC	New York Stock Exchange
8.00% Senior Notes due 2042	MFO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on April 27, 2020, MFA Financial, Inc. (the “Company”) entered into a forbearance agreement with certain counterparties to the Company’s various repurchase agreement financing arrangements (“Repo Agreements”), which was set to expire on June 1, 2020, at 4:30 p.m. ET (the “Second Forbearance Agreement”). The principal terms and conditions of the Second Forbearance Agreement were summarized in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2020 (the “April 29th 8-K”), and a copy of the Second Forbearance Agreement was filed as an exhibit to the April 29th 8-K. As described in the April 29th 8-K, the Second Forbearance Agreement was an extension of the initial forbearance period entered into on April 10, 2020, by and among the Company and certain counterparties (which is described in the Company’s Current Report on Form 8-K filed with the SEC on April 13, 2020 (the “April 13th 8-K”)).

On June 1, 2020, the Company and all of the remaining counterparties to its Repo Agreements (each, a “Participating Counterparty” and collectively, the “Participating Counterparties”) entered into a Third Forbearance Agreement (the “Third Forbearance Agreement”). During the Forbearance Term (as defined in the Third Forbearance Agreement), each Participating Counterparty has agreed to continue to forbear from exercising any of its rights or remedies (including, without limitation, a Participating Counterparty’s right to sell collateral in order to enforce margin calls) as a result of specified events of default under the Repo Agreements. The Company’s aggregate repurchase obligations outstanding as of the close of business on May 29, 2020, were $3.8 billion.  Since the beginning of the Company’s initial forbearance period on April 10, 2020, the Company’s obligations under its and its subsidiaries’ Repo Agreements have decreased by approximately 35%. This reduction occurred primarily due to sales of certain assets and the payoff of the associated repurchase obligations and unpaid margin calls.

The terms and conditions of the Third Forbearance Agreement are almost identical to the terms and conditions of the Second Forbearance Agreement, except as discussed below and for other administrative, conforming and otherwise non-material modifications. The Company incorporates herein by reference to the description of the Second Forbearance Agreement set forth in the April 29th 8-K, and the description of the Third Forbearance Agreement below should be read in conjunction with the information set forth under Item 1.01 in each of the April 29th 8-K and the April 13th 8-K.

Set forth below are the primary differences between the Second Forbearance Agreement and the Third Forbearance Agreement:

Term and Termination. The term of the Third Forbearance Agreement begins on June 1, 2020, and continues through 4:30 p.m. ET on June 26, 2020 (the “Forbearance Term”), unless terminated earlier upon the occurrence of one or more of termination triggering events, including those disclosed in the April 29th 8-K and April 13th 8-K (each, a “Termination Triggering Event,” and collectively, the “Termination Triggering Events”). The Forbearance Agreement does not provide for automatic extensions beyond the Forbearance Term, and a further agreement among the Company and the Participating Counterparties must be executed to extend the Forbearance Term.

Covenants by the Company.  In addition to those other covenants made in connection with the Third Forbearance Agreement, the Company has agreed that if by June 15, 2020, the Company has not met specified financing milestones, the Company will make a cash payment in the amount of $100 million to the Participating Counterparties, which will be applied to reduce the Company’s outstanding repurchase obligation balances with the Participating Counterparties.

The above description of the terms of the Third Forbearance Agreement does not purport to be complete and is qualified in its entirety by the full text of the Third Forbearance Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference, and such description should also be read in conjunction with the information set forth under Item 1.01 in each of the April 29th 8-K and April 13th 8-K.

Item 2.02. Results of Operations and Financial Condition.

On June 1, 2020, the Company issued a press release announcing, among other things, information related to its aggregate repurchase obligations outstanding. A copy of the press release is attached hereto as Exhibit 99.1 and, with respect to such financial information, is incorporated herein by reference.

The information provided pursuant to this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

Third Forbearance Agreement Press Release

On June 1, 2020, the Company issued a press release related to the Third Forbearance Agreement and certain other Company updates, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information provided pursuant to this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

As previously disclosed by the Company, due to the turmoil in the financial markets resulting from the global COVID-19 virus pandemic and in order to preserve liquidity, the Company suspended its first quarter 2020 quarterly cash dividends on each of its common stock and 7.50% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”). In light of the foregoing, as well as provisions in the Third Forbearance Agreement restricting distributions to the Company’s stockholders, the Company has likewise determined to suspend its second quarter 2020 quarterly cash dividend on the Series B Preferred Stock and on its 6.50% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”). Unpaid dividends on the Company's Series B Preferred Stock and Series C Preferred Stock will accumulate without interest. No dividends may be paid or set apart on shares of the Company’s common stock unless full cumulative dividends on the Series B Preferred Stock and the Series C Preferred Stock for all past dividend periods that have ended have been, or contemporaneously are, paid in cash, or a sum sufficient for such payment is set apart for payment.

The Company will continue to monitor market conditions and the potential impact that the ongoing volatility and uncertainty may have on its business. Related thereto, the Company’s Board of Directors will continue to evaluate the payment of dividends as market conditions evolve. Additionally, the Company continues to monitor its taxable income to ensure that the Company meets the minimum distribution requirements to maintain its status as a REIT for the annual period ending December 31, 2020.

Cautionary Language Regarding Forward-Looking Statements

When used in this report or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: the Company’s estimates of its outstanding borrowings under its financing arrangements, uncertainties related to negotiations with the Company’s financing counterparties including with respect to any forbearance agreement and the timing of any such agreement or the terms thereof, and the timing and levels of any future dividend payments. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, risks related to the Forbearance Agreement, including the duration of such agreement, the Company’s ability to meet its ongoing obligations under such agreement; its portfolio composition and cash balances (particularly in light of the highly volatile and uncertain market conditions); changes in interest rates; changes in default rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; changes in the market value of our assets; general economic conditions; conditions in the market for our residential mortgage backed securities, residential whole loans, residential mortgage securities, MSR-related assets and other residential mortgage assets; the timing and amount of distributions to our stockholders; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; conditions in the real estate market; legislative and regulatory changes that could adversely affect the business of the Company; and the ongoing spread and economic and operational effects of the COVID-19 virus. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Third Forbearance Agreement, dated as of June 1, 2020, by and among the Company and the several Participating Counterparties thereto.

99.1	Press Release, dated June 1, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2020	MFA FINANCIAL, INC.

	By:	/s/ Harold E. Schwartz
		Name:	Harold E. Schwartz
		Title:	Senior Vice President and General Counsel